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                                             EXHIBIT 10(2)
STATE OF NEW YORK
PUBLIC SERVICE COMMISSION
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                                      :
In the Matter of Central Hudson       :
Gas & Electric Corporation's          :     Case 96-E-0909
Plans for Electric Rate/              :
Restructuring Pursuant to             :
Opinion No. 96-12.                    :
                                      :
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                   MODIFICATIONS TO AMENDED AND
                  RESTATED SETTLEMENT AGREEMENT

     WHEREAS, by Order Adopting Terms of Settlement Subject to Modifications and Conditions (Issued and Effective February 19,
1998), the Commission stated that the terms of the Amended and Restated Settlement Agreement ("revised Agreement") dated January 2, 1998 "...generally offer a sound regulatory framework for Central Hudson, its competitors, and its customers in the transition to fully competitive generation and energy service markets;" and
     WHEREAS, the Commission also stated in such Order that it was "requiring modifications and adding conditions" to the revised Agreement, which modifications and conditions were enumerated as items (1) through (10) in such Order; and
     WHEREAS, the Commission adopted "...the terms of the revised Agreement...subject to the modifications and conditions enunciated" and incorporated "...the revised Agreement's terms
 ...by reference into" the Order; and
     WHEREAS, the signatories to the revised Agreement have conferred and agreed to the modifications and conditions identified in Commission's Order and have executed this document to memorialize all the modifications to the revised Agreement;
     NOW, THEREFORE, the signatories agree to modify the revised Agreement as follows:
1. The revised Agreement shall be deemed to contain each of the ten modifications, conditions or understandings enumerated by the Commission at pages 2-4 of the Order, as if incorporated in full therein.
2. The revised Agreement shall be deemed to include the provisions of Appendix B of the Order, as if set forth in full therein.
3. With respect to the provisions of Appendix C of the Order, the revised Agreement shall be deemed to be modified as follows:
     A. The definition of "Strandable Costs" (p. 13 of revised Agreement) shall be modified to read: "Those production expenditures made by Central Hudson in fulfilling its obligation to serve and provide safe, reliable electric service to customers within its franchise territory which are not expected to be recoverable in a competitive electricity market. The description and components of Fossil Generation Strandable Costs are contained in Part VIII, A."

     B.   The definition of "NTAC" (p. 10 of the revised
          Agreement) shall be revised to read "...(NYPA")
          Transmission Adjustment Charge...."

     C. Part V, D. (p. 34-36 of the revised Agreement) shall be revised by the insertion of the following material at the end of the carry-over paragraph on the top of page 35 of the revised Agreement (before the paragraph which begins "Options  ii' or  iii' above...."): "Until such
          time as Retail Access becomes available to S.C. No. 13 customers pursuant to the procedures set forth in
          Section V, J., S.C. No. 13 customers will not be required to enter into full or partial requirements contracts with Central Hudson to receive the 5% base rate reduction. Effective February 27, 1998, S.C. No. 13 energy, demand and RKVA will be billed at 95% of the full monthly rates. The discount is not applicable to that portion of a customer's load served under the Growth Incentive Discount or Power for Jobs Special Provisions contained within S.C. No. 13. At the time Retail Access becomes an approved tariff option for S.C. No. 13 customers, S.C. No. 13 customers will be required to contract with Central Hudson to either continue to receive the 5% discount or to select the 50% CTC Retail Access tariff option."

     D. Part VI, B., 13 (p. 51-53 of the revised Agreement) is modified by changing the period to a comma at the end of the first paragraph thereof and adding: "to the extent that the provision of such energy products or services benefits Regco's customers."


     E. Part XIII, A. (p. 92-93 of the revised Agreement), is modified to read, in its entirety, as follows: "This Agreement shall become effective as of the Effective Date and shall continue in effect until June 30, 2001; provided however that the obligations of Parts V. K.,
          VI. B., VII. G., H. and I., VIII. B., X. A., B., C., E. and F., XII. A., XIII. B. and C., and Attachments H and I of this Agreement shall survive the termination of this Agreement; and provided further that the provisions of Parts IV. F., G., I. and L. shall remain effective until such time as the Commission authorizes a general rate change to become effective pursuant to
          Part IV. A., or pursuant to condition (4) of the Commission's February 19, 1998 Order."
4.   This Agreement may be executed in counterparts.

     WHEREFORE, the signatories to the revised Agreement have executed these modifications as of February 26, 1998.

                    Central Hudson Gas & Electric Corporation


                    By: (SGD.) ARTHUR R. UPRIGHT



                    Staff of the Department of Public Service


                    By: (SGD.) PHILIP S. TEUMIN


                    Pace Energy Project


                    By: (SGD.) DAVID R. WOOLEY


                    New York State Consumer Protection Board


                    By: (SGD.) TIMOTHY S. CAREY

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